Exhibit (c)(4)

                             SCUDDER BLUE CHIP FUND

                             Redesignation of Class
                               The ("Instrument")

The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Blue Chip Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust, dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Written Instrument Establishing and Designating Separate Classes of Shares of Beneficial Interest filed with the Secretary of the Commonwealth of Massachusetts as follows:

     1. The class presently designated as Class I shares is hereby redesignated as Institutional Class shares, and all other terms and conditions set forth in the Amended and Restated Written Instrument Establishing and Designating Separate Classes of Shares of Beneficial Interest dated February 1, 2003 shall remain in effect.

The foregoing shall be effective upon the filing of this Instrument with the Secretary of the Commonwealth of Massachusetts.



         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/John W. Ballantine                        /s/Robert B. Hoffman
------------------------------------         -----------------------------------
John W. Ballantine, Trustee                  Robert B. Hoffman, Trustee

/s/Lewis A. Burnham                          /s/Shirley D. Peterson
------------------------------------         -----------------------------------
Lewis A. Burnham, Trustee                    Shirley D. Peterson, Trustee

/s/Donald L. Dunaway                         /s/Fred B. Renwick
------------------------------------         -----------------------------------
Donald L. Dunaway, Trustee                   Fred B. Renwick, Trustee

/s/James R. Edgar                            /s/William N. Shiebler
------------------------------------         -----------------------------------
James R. Edgar, Trustee                      William N. Shiebler, Trustee

/s/Paul K. Freeman                           /s/John G. Weithers
------------------------------------         -----------------------------------
Paul K. Freeman, Trustee                     John G. Weithers, Trustee



Dated:  July 21, 2004